UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

Cyber Enviro-Tech, Inc.

Exact name of Registrant as Specified in its Charter

Wyoming	333-267560	86-3601702
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

6991 E. Camelback Road, Suite D-300

Scottsdale, Arizona 85251

Address of Principal Executive Offices, Including Zip Code

307-200-2803

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CETI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On July 9, 2026, Cyber Enviro-Tech, Inc. (the "Company") completed the repayment in full, in cash, of four outstanding loan obligations. As a result of these repayments, the related loan agreements have been fully satisfied and terminated, and the Company has no further obligations under such agreements.

The loans repaid consisted of the following:

  A loan with 1800 Diagonal Lending, LLC, originally entered into on September 22, 2025, with an original principal amount of $94,300.
  A second loan with 1800 Diagonal Lending, LLC, originally entered into on December 26, 2025, with an original principal amount of $82,800.
  A loan with Quick Capital, originally entered into on November 19, 2025, with an original principal amount of $59,444.
  A loan with SOHO FO, LLC, originally entered into on December 18, 2025, with an original principal amount of $187,500.

The aggregate original principal amount of the four loans was $424,044. Each obligation was repaid entirely in cash using available corporate funds. No shares of the Company's common stock or other securities were issued in connection with the repayment of these obligations.

The Company believes the elimination of these debt obligations strengthens its balance sheet, reduces future financing costs, and provides greater financial flexibility as management continues to execute its strategic business plan.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER ENVIRO-TECH, INC.

	By:	/s/ Kim D. Southworth
Date: July 10, 2026	Name:	Kim D. Southworth, Chief Executive Officer